Exhibit 10.1

PEMF HOLDINGS, LLC

2302 Harpers Crossing

Langhorne, PA 19047

March 23, 2023

Alan Collier, CEO

Endonovo Therapeutics, Inc.

6320 Canoga Avenue, 15th Floor

Woodland Hills, CA 91367

Subject: Purchase of SofPulse, Inc.

Dear Mr. Collier:

This Letter of Intent (“LOI”) is a firm commitment to purchase all the common shares of stock of SofPulse, Inc. (the “Company”), a Delaware corporation and a wholly owned subsidiary of Endonovo Therapeutics, Inc., a Delaware corporation (“ENDV”). Based on these agreed to terms the purchase the shares of the Company shall be completed with completion of and full execution of a Definitive Purchase Agreement. This document outlines the commitment by PEMF HOLDINGS, LLC., a Delaware limited liability company (“Buyer”) with respect to the purchase (“Transaction”) of all of the shares of the Company from ENDV which is also sometimes referred to as the “Seller” on the following terms:

1. Structure of Transaction.

The Buyer or its affiliated entity set up for the Transaction shall acquire all of the shares of the Company which at the time of the Closing will have, in general terms, the assets set forth herein including, but not limited to all, accounts receivable, inventory , machinery, equipment, cash, cash equivalents, loss carry forwards, marketable securities, engineering data, databases, systems, designs, computer hardware and software, records, work in process, contracts, contract backlog, intellectual property and know-how, company name, all brand names, operating and equipment leases, licenses, leasehold improvements, permits, franchises, Intellectual Property (such as, but not limited to patents, as listed in Exhibit A, and licensing agreements and all other intangible and all tangible property (except for real estate assets and profits (cash) not distributed etc.) (the “Business”). The list of assets provided in Exhibit A will be confirmed and, if necessary, be updated in the Definitive Agreement. The acquired Pulsed Electromagnetic Field (PEMF) technology is defined in Exhibit B.

a.	Buyer shall not assume any liabilities of Seller except those expressly set forth in the following sections 1.a.i through 1.a.vi. The following liabilities of the Seller shall be assumed by the Buyer

i.	Buyer shall assume those contracts with independent third parties (which Seller hereby represents and warrants are transferable) and customer/client contracts that were incurred in the ordinary course of business for goods and services (excluding professional, banking and other such services) required to conduct the business of the Company consistent with its historical practice. This is inclusive of the material agreements that provide reoccurring revenue to Seller) prior to Closing.

ii.	Buyer shall assume or make comparable arrangements with respect to employee payroll and benefit obligations, except for Seller’s personal employee related obligations.

iii.	Acceptance of all employees offered by Buyer of new employment agreements and terms.

iv.	Buyer shall assume the trade accounts payables of the Seller.

v.	Buyer shall assume only contingent customer liabilities known at the time of Closing including liabilities and refunds and provided in writing by the Seller

vi.	Prior to the Closing, Buyer shall be responsible for complying with any regulation, order or request from any state or federal government agency as well as the liability for the payment of refunds, fines or penalties imposed by these agencies for a period of twelve (12) months from the date of Closing for any acts of non-compliance performed prior to the Closing

The foregoing assumption of warranty, contract, employee obligations, and trade accounts payable contingent liabilities, state mandated requests or orders is expressly subject to results of Buyer’s due diligence with respect thereto. If, during due diligence, significant potential liability of Seller is discovered by Buyer, the parties agree to negotiate an appropriate amount of the purchase price (“Holdback Amount”) sufficient to protect the Buyer to be held in escrow for a period to be determined through due diligence.

All other liabilities of the Seller (contingent or otherwise) shall remain obligations of Seller.

2. Purchase Price. The agreed upon n purchase price for all the assets, described above is the valuation amount in US dollars in provided in the Fairness Valuation Report being developed by Ocean Tomo (expected range should between $50 and $100 million dollars) the senior notes with Eagle Equities (the “Senior Notes”), if they haven’t paid prior to Closing.

3. Payment of Purchase Price. The Purchase Price shall include:

i.	CASH: Paid in United States funds via wire transfer at the Closing or in marketable securities of SofPulse, Inc., after SofPulse. Inc is NASDAQ listed or similar listed exchange, less any Holdback Amount negotiated between the parties as a result of the discovery of any potential Seller liability per section 1 of this Agreement along with the “Senior notes” which will be assigned the Buyer if not already redeemed prior

ii.	Holdback Amount, if applicable, will be payable at the earlier of either a) the conclusion of the negotiated term of such amount, or b) the satisfaction or elimination of the related liability for which the Holdback Amount was withheld.

5. Non-Compete Agreements. As a condition to the Closing of the Transaction, Sellers shall enter into usual and customary five (5) year non-compete agreements covering the United States and any other jurisdiction that Buyer finds during its due diligence that Seller either operates in or may operate in the future with respect to the Business.

6. Keymen and Other Arrangements.

A condition to the Closing of the Transaction is Buyer’s ability to enter into a one-year management consulting contract to provide transitionary services with Alan Collier providing for compensation of no less than $240,000. In addition, Collier shall have super voting preferred shares that allow him to control 51% of the vote in all matters voted on by shareholders which shares that will be canceled at the payment of the purchase price as delineated in Section 3. Such preferred shares shall remain outstanding until the cash portion of the purchase price has been delivered to ENDV and the securities issued by Buyer may be distributed to ENDV shareholders as marketable securities suitable for deposit at a securities broker and sale by them in market transactions.

Additionally, Buyer will identify certain current employees of the Business to be designated by the Buyer as “key” for similar positions on similar terms of employment and/or assume current agreements.

Buyer and Seller shall agree on timing and content of disclosure of the Transaction to employees of the Company.

7. Further Conditions to Closing. Closing of the Transaction is also subject to the following conditions:

i.	The Assets shall be free and clear of all liens and encumbrances and Buyer shall receive good and marketable title thereto or any lien shall be satisfied at Closing.

ii.	At the Closing date of the Transaction, the financial condition of the Seller, including, but not limited to, assets and liabilities of the Seller, shall be as set forth in the financial statements except for changes arising as a result of the conduct of the Company’s business in its ordinary course since January 18, 2023, and consistent with its historical practices, has not materially changed. Seller shall not give any new or special discounts or pricing on inventory or accounts receivable without prior written consent of Buyer.

iii.	All taxes due and payable by the Company have been fully paid, without regard to any deferral by reason of extension, payment programs, or any other reason, shall have been paid in full;

iv.	There shall have been no material adverse changes (MAC), events or developments affecting the Company or the Seller;

v.	Buyer shall have received financing under terms acceptable to Buyer to complete the Transaction;

vi.	All state, local and other governmental approvals and all other consents or approvals of any third parties inclusive but not limited to existing landlord/leasing arrangements necessary to complete the Transaction shall have been received; and

vii.	Seller shall provide usual and customary representations, warranties, covenants and indemnification of obligations (to be defined in the Purchase Agreement).

viii.	Seller shall disclose to Buyer any existing, pending or threatened litigation that the Company is or potentially involved in, including but not limited to by customers, vendors, employees and third parties, as well as any existing, pending, or threatened inquiry, investigation or action from any state or federal government authority as any such actions affect the amount of Seller liability (hereinafter referred as “Known Liabilities”). Said disclosure shall include copies of all correspondence, sent and received, whether by letter or electronically, and a status report of each issue.

8. Due Diligence. The Buyer’s willingness to proceed with this transaction is subject to completion of Due Diligence in form and substance satisfactory to Buyer in its sole and absolute discretion. Due Diligence may continue and be amended or expanded as Buyer sees as necessary through to the date of Closing of the Transaction and results of its confirmatory business, financial and legal due diligence. The Parties agree to cooperate with each other in a prompt and timely fashion in connection with the completion of the due diligence process. Seller shall permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Seller, to all customers, suppliers, premises, properties, personnel, books, records, contracts and documents of or pertaining to Seller or the Business. Such representatives shall be permitted to make copies and extracts from such documents.

9. Conduct of Business. During the Due Diligence process and prior to Closing of the Transaction, Seller shall:

i.	Maintain the operations and goodwill of the business and the Seller, shall use its reasonable best efforts to retain the services of present officers and employees and contractors, and continue their relationships with persons having business dealings with Seller;

ii.	Use its reasonable best efforts to maintain all of the Assets in their current condition, ordinary wear and tear excepted, and insurance on all of the Assets in such amounts and of such kinds comparable to that in effect on the date of this letter; and

iii.	maintain the books, accounts and records of Seller consistent with past practices, including recognition of revenues and expenses, continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discontinuing or accelerating payment of such accounts and comply with all contractual and other obligations applicable to the Seller;

iv.	not, without the Buyer’s consent, which shall not be unreasonably withheld, make any change to, or otherwise amend in any way, the contracts with, salaries, wages or other compensation of, any officer, director, employee, contractor, agent or other similar representative of Seller (including any increase in any benefits or benefit plan costs or any change in any bonus, insurance, pension, compensation or other benefit plan);

v.	Not hire any officer, director, employee, agent or other similar representative of Seller except non-management level employees hired in the normal course of business without the consent of the Buyer which consent shall not be unreasonably withheld;

vi.	Not incur any indebtedness for borrowed money and not pledge, grant liens or security interests in any of the Assets without the consent of the Buyer which consent shall not be unreasonably withheld;

vii.	Not sell, transfer or dispose of any Assets except for sales of equipment in the ordinary course of business.

10. No Solicitation/No Shop. There will be a No Solicitation/No Shop requirement for 180 days past the signing of this agreement. Within said time period Buyer and Seller will act in good faith to negotiate and execute a definitive purchase agreement which shall contain among other items but not limited to the outstanding contingencies outlined in this Letter of Intent. For sake of clarity, A No Solicitation/No Shop requirement is defined as the Seller, nor shall the members, directors, officers, contractors, agents or representatives of the Company encourage, facilitate, solicit, authorize the solicitation of, or enter into any discussion with any third party (including the provision of any information to a third party) concerning any offer or possible offer from any such third party or enter into any agreement or understanding of any kind to purchase, lease, or otherwise acquire all or a substantial portion of the Assets, the business or any capital stock of the Seller until this Transaction is closed or this Agreement is terminated by either party.

PURCHASE AGREEMENT: The Definitive Purchase and Sale Agreement shall be drafted by Buyer’s attorneys.

11. Expenses. The Buyer and Sellers each shall be responsible for the payment of its own expenses and professional fees incurred in connection with the negotiation and consummation for the transaction described herein.

12. Confidentiality. No disclosure of the transaction terms described herein (other than to the advisors and consultants of the Buyer and Sellers) shall be made without the approval of both parties, except as required by law. The Buyer has the right to disclose details of the transaction in a press release. Prior to discloser, the Seller will have the right review and accept discloser, approval will not be unreasonably withheld.

13. Broker Fee. The Buyer and Seller acknowledge that each shall be solely responsible for any broker fees or expenses they incur.

14. Closing Date. Subject to Sellers’ performance of its obligations set forth in this letter and Buyer’s ability to undertake and complete such actions as are necessary to affect the Transactions contemplated by this letter, Buyer estimates to close the funding of the Transaction on or before September 27, 2023 subject to financing and regulatory requirements.

15. Miscellaneous.

The Definitive Agreement shall be construed under the laws of the State of California in the venue of the County of Los Angeles as such laws are applied to contracts executed, delivered and to be entirely performed within such jurisdiction. In case of a dispute the prevailing party shall be entitled to all of its reasonable legal fees and costs. All disputes shall be resolved through binding arbitration. The Definitive Agreement contains the entire agreement between the parties and supersedes all prior and contemporaneous agreements, representations and understandings (either oral or written) of the parties. No modification, amendment, supplement or waiver of any of the provisions of this Letter of Intent shall be effective unless in writing specifically referring hereto and executed by both parties.

If the above accurately sets forth your understanding of our mutual intentions, please so indicate by signing a copy of this letter of intent in the space provided below and returning it to the Buyer no later than March 28, 2023

Very truly yours,

[Buyer] PEMF HOLDINGS, LLC

/s/ Ira Weisberg
By:	IRA WEISBERG, SOLE MANAGING MEMBER,

AGREED & ACCEPTED:

this day of March 28, 2023

[Seller] ENDONOVO THERAPEUTICS, INC.

/s/ Alan Coliier
BY:	ALAN COLLIER, CEO

EXHIBIT A

List of assets below:

SofPulse Patents
All Cases Summary Report

Case #	Case Type	Country	Client Name, Client Case #	Status, Filing Date, App. Serial No. Pub No. & Date	Pat/Reg No., Issue/Reg Date	Title	#
21808026ET10N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) No Client Case No.	Status: Issued Filed: 3/15/2010 Serial #: 12/661,377 Conf #: None Pub #: 20100179373 Pub Date: 7/15/2010	Issued: 4/9/2013 Pat. #: 8,415,123 Expires: 4/9/2030	Title: ELECTROMAGNETIC TREATMENT APPARATUSAMD METHOD FOR ANGIOGENESIS MODULATIONOF LIVING TISSUES AND CELLS	6
21808026ET11N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET11N	Status: Issued Filed: 9/10/2005 Serial #: 11/223,073 Conf #: None Pub #: 20070060981 Pub Date: 3/15/2007	Issued: 7/20/2010 Pat. #: 7,758490 Expires: 7/20/2027	Title: INTEGRATED COIL APPARATUS FOR THERAPEUTICALLY TREATING HUMAN AND ANIMAL CELLS, TISSUES AND ORGANS WITH ELECTROMAGNETIC FIELDS AND METHOD FOR USING SAME	7
21808026ET12N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET12N	Status: Issued Filed: 4/14/2008 Serial #: 12/082,944 Conf #: None Pub #: 20090069626 Pub Date: 3/12/2009	Issued: 3/1/2011 Pat. #: 7,896,797 Expires: 4/14/2028	Title: ELECTROMAGNETIC FIELD TREATMENT APPARATUS AND METHOD FOR USING SAME	8
21808026ET13N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET13N	Status: Issued Filed: 4/5/2011 Serial #: 13/080,450 Conf #: None Pub #: 20110207989 Pub Date: 8/25/2011	Issued: 2/24/2015 Pat. #: 8,961,385 Expires: 2/24/2032	Title: DEVICES AND METHOD FOR TREATMENT OF DEGENERATIVE JOINT DISEASES WITH ELECTROMAGNETIC FIELDS	9
21808026ET14N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET14N	Status: Issued Filed: 10/3/2011 Serial #: 13/252,144 Conf #: None Pub #: 20120116149 Pub Date: 5/10/2012	Issued: 8/30/2016 Pat. #: 9,427,598 Expires: 8/30/2033	Title: METHOD AND APPARATUS FOR ELECTROMAGNETIC TREATMENT OF HEAD, CEREBRAL AND NEURAL INJURY IN ANIMALS AND HUMANS	10
21808026ET16N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET16N	Status: Issued Filed: 2/3/2014 Serial #: 14/171,613 Conf #: None Pub #: 20140221726 Pub Date: 8/7/2014	Issued: 9/6/2016 Pat. #: 9,433,797 Expires: 2/3/2034	Title: APPARATUS AND METHOD FOR ELECTROMAGNETIC TREATMENT OF NEURODEGENERATIVE CONDITIONS	11
21808026ET17N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET17N	Status: Issued Filed: 2/3/2014 Serial #: 14/171,644 Conf #: None Pub #: 20140213844 Pub Date: 7/31/2014	Issued: 8/16/2016 Pat. #: 9,415,233 Expires: 2/3/2034	Title: APPARATUS FOR METHOD FOR ELECTROMAGNETIC TREATMENT OF NEUROLOGICAL PAIN	12
21808026ET18P	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET18P	Status: Abandoned Filed: 2/24/2017 Serial #: 62/463,475 Conf #: None	Abandoned: 2/24/201	Title: DEVICES AND METHODS FOR THE DELIVERY OF NON-THERMAL THERAPEUTIC AND PROPHYLACTIC PULSED ELECTROMAGNETIC FIELDS FROM A MOBILE COMMUNICATIONS DEVICE	13
21808026ET19N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET19N	Status: Issued Filed: 10/31/2011 Serial #: 13/285,761 Conf #: None Pub #: 20120089201 Pub Date: 4/12/2012	Issued: 5/23/2017 Pat. #: 9,656,096 Expires: 5/23/2034	Title: METHOD AND APPARATUS FOR ELECTROMAGNETIC ENHANCEMENT OF BIOCHEMICAL SIGNALING PATHWAYS FOR THERAPEATICS AND PROPHYLAXIS IN PLANTS, ANIMALS AND HUMANS	14
21808026ET20N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET20N	Status: Transferred Filed: 6/14/2017 Serial #: 15/623,157 Conf #: None		Title: METHOD AND APPARATUS FOR ELECTROMAGNETIC TREATMENT OF COGNITION AND NEUROLOGICAL INJURY	15
21808026ET21N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET21N	Status: Issued Filed: 1/30/2012 Serial #: 13/361,797 Conf #: None	Issued: 1/1/2013 Pat. #: 8,343,027 Expires: 1/30/2032	Title: METHODS AND DEVICES FOR PROVIDING ELECTROMAGNETIC TREATMENT IN THE PRESENCE OF A METAL-CONTAINING IMPLANT	16
21808026ET22N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) No Client Case No.	Status: Issued Filed: 4/16/2015 Serial #: 14/688,602 Conf #: None Pub #: 20150297910 Pub Date: 10/22/2015	Issued: 4/26/2016 Pat. #: 9,320,913 Expires: 4/16/2035	Title: TWO-PART PULSED ELECTROMAGNETIC FIELD APPLICATOR FOR APPLICATION OF THERAPEUTIC ENERGY	17
21808026ET23N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET23N	Status: Pending Filed: 8/10/2017 Serial #: 15/674,276 Conf #: None Pub #: 20180140861 Pub Date: 5/24/2018		Title: TWO-PAR PULSED ELECTROMAGNETIC FIELD APPLICATOR FOR APPLICATION OF THERAPEUTIC ENERGY	18
21808026ET24N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET24N	Status: Allowed Filed: 11/4/2015 Serial #: 14/932,928 Conf #: 1919 Pub #: 20160121135 Pub Date: 5/5/2016		Title: METHOD AND APPARATUS FOR ELECTROMAGNETIC TREATMENT OF LIVING SYSTEMS	19
21808026ET25N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET25N	Status: Pending Filed: 2/22/2016 Serial #: 15/549,748 Conf #: None Pub #: 20180043174 Pub Date: 2/15/2018		Title: METHOD AND APPARATUS FOR ELECTROMAGNETIC TREATMENT OF MULTIPLE SCLEROSIS	20
21808026ET26N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) No Client Case No.	Status: Pending Filed: 7/22/2016 Serial #: 15/217855 Conf #: None Pub #: 20170165496 Pub Date: 6/15/2017		Title: APPARATUS AND METHOD FOR ELECTROMAGNETIC TREATMENT OF NEUROLOGICAL INJURY OR CONDITION CAUSED BY A STROKE	21
21808026ET2N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) No Client Case No.	Status: Issued Filed: 1/28/2015 Serial #: 14608140 Conf #: 3871 Pub #: 20150196771 Pub Date: 7/16/2015	Issued: 3/12/2019 Pat. #: 10226640 Expires: 6/10/2036	Title: DEVICES AND METHOD FOR TREATMENT OF DEGENERATIVE JOINT DISEASES WITH ELECTROMAGNETIC FIELDS	22
21808026ET6N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET6N	Status: Issued Filed: 12/3/2004 Serial #: 11/003,108 Conf #: None Pub #: 20050197522 Pub Date: 9/8/2005	Issued: 6/29/2010 Pat. #: 7,744,524 Expires: 7/1/2027	Title: APPARATUS AND METHOD FOR ELECTROMAGNETIC TREATMENT OF PLANT, ANIMAL AND HUMAN TISSUE, ORGANS, CELLS AND MOLECULES	23
			Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Pending		Title: APPARATUS AND METHOD FOR ELECTROMAGNETIC

SofPulse Patents
All Cases Summary Report

Case #	Case Type	Country	Client Name, Client Case #	Status, Filing Date, App. Serial No. Pub No. & Date	Pat/Reg No., Issue/Reg Date	Title	#
21808026ET10N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) No Client Case No.	Status: Issued Filed: 3/15/2010 Serial #: 12/661,377 Conf #: None Pub #: 20100179373 Pub Date: 7/15/2010	Issued: 4/9/2013 Pat. #: 8,415,123 Expires: 4/9/2030	Title: ELECTROMAGNETIC TREATMENT APPARATUSAMD METHOD FOR ANGIOGENESIS MODULATIONOF LIVING TISSUES AND CELLS	6
21808026ET11N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET11N	Status: Issued Filed: 9/10/2005 Serial #: 11/223,073 Conf #: None Pub #: 20070060981 Pub Date: 3/15/2007	Issued: 7/20/2010 Pat. #: 7,758490 Expires: 7/20/2027	Title: INTEGRATED COIL APPARATUS FOR THERAPEUTICALLY TREATING HUMAN AND ANIMAL CELLS, TISSUES AND ORGANS WITH ELECTROMAGNETIC FIELDS AND METHOD FOR USING SAME	7
21808026ET12N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET12N	Status: Issued Filed: 4/14/2008 Serial #: 12/082,944 Conf #: None Pub #: 20090069626 Pub Date: 3/12/2009	Issued: 3/1/2011 Pat. #: 7,896,797 Expires: 4/14/2028	Title: ELECTROMAGNETIC FIELD TREATMENT APPARATUS AND METHOD FOR USING SAME	8
21808026ET13N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET13N	Status: Issued Filed: 4/5/2011 Serial #: 13/080,450 Conf #: None Pub #: 20110207989 Pub Date: 8/25/2011	Issued: 2/24/2015 Pat. #: 8,961,385 Expires: 2/24/2032	Title: DEVICES AND METHOD FOR TREATMENT OF DEGENERATIVE JOINT DISEASES WITH ELECTROMAGNETIC FIELDS	9
21808026ET14N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET14N	Status: Issued Filed: 10/3/2011 Serial #: 13/252,144 Conf #: None Pub #: 20120116149 Pub Date: 5/10/2012	Issued: 8/30/2016 Pat. #: 9,427,598 Expires: 8/30/2033	Title: METHOD AND APPARATUS FOR ELECTROMAGNETIC TREATMENT OF HEAD, CEREBRAL AND NEURAL INJURY IN ANIMALS AND HUMANS	10
21808026ET16N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET16N	Status: Issued Filed: 2/3/2014 Serial #: 14/171,613 Conf #: None Pub #: 20140221726 Pub Date: 8/7/2014	Issued: 9/6/2016 Pat. #: 9,433,797 Expires: 2/3/2034	Title: APPARATUS AND METHOD FOR ELECTROMAGNETIC TREATMENT OF NEURODEGENERATIVE CONDITIONS	11
21808026ET17N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET17N	Status: Issued Filed: 2/3/2014 Serial #: 14/171,644 Conf #: None Pub #: 20140213844 Pub Date: 7/31/2014	Issued: 8/16/2016 Pat. #: 9,415,233 Expires: 2/3/2034	Title: APPARATUS FOR METHOD FOR ELECTROMAGNETIC TREATMENT OF NEUROLOGICAL PAIN	12
21808026ET18P	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET18P	Status: Abandoned Filed: 2/24/2017 Serial #: 62/463,475 Conf #: None	Abandoned: 2/24/201	Title: DEVICES AND METHODS FOR THE DELIVERY OF NON-THERMAL THERAPEUTIC AND PROPHYLACTIC PULSED ELECTROMAGNETIC FIELDS FROM A MOBILE COMMUNICATIONS DEVICE	13
21808026ET19N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET19N	Status: Issued Filed: 10/31/2011 Serial #: 13/285,761 Conf #: None Pub #: 20120089201 Pub Date: 4/12/2012	Issued: 5/23/2017 Pat. #: 9,656,096 Expires: 5/23/2034	Title: METHOD AND APPARATUS FOR ELECTROMAGNETIC ENHANCEMENT OF BIOCHEMICAL SIGNALING PATHWAYS FOR THERAPEATICS AND PROPHYLAXIS IN PLANTS, ANIMALS AND HUMANS	14
21808026ET20N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET20N	Status: Transferred Filed: 6/14/2017 Serial #: 15/623,157 Conf #: None		Title: METHOD AND APPARATUS FOR ELECTROMAGNETIC TREATMENT OF COGNITION AND NEUROLOGICAL INJURY	15
21808026ET21N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET21N	Status: Issued Filed: 1/30/2012 Serial #: 13/361,797 Conf #: None	Issued: 1/1/2013 Pat. #: 8,343,027 Expires: 1/30/2032	Title: METHODS AND DEVICES FOR PROVIDING ELECTROMAGNETIC TREATMENT IN THE PRESENCE OF A METAL-CONTAINING IMPLANT	16
21808026ET22N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) No Client Case No.	Status: Issued Filed: 4/16/2015 Serial #: 14/688,602 Conf #: None Pub #: 20150297910 Pub Date: 10/22/2015	Issued: 4/26/2016 Pat. #: 9,320,913 Expires: 4/16/2035	Title: TWO-PART PULSED ELECTROMAGNETIC FIELD APPLICATOR FOR APPLICATION OF THERAPEUTIC ENERGY	17
21808026ET23N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET23N	Status: Pending Filed: 8/10/2017 Serial #: 15/674,276 Conf #: None Pub #: 20180140861 Pub Date: 5/24/2018		Title: TWO-PAR PULSED ELECTROMAGNETIC FIELD APPLICATOR FOR APPLICATION OF THERAPEUTIC ENERGY	18
21808026ET24N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET24N	Status: Allowed Filed: 11/4/2015 Serial #: 14/932,928 Conf #: 1919 Pub #: 20160121135 Pub Date: 5/5/2016		Title: METHOD AND APPARATUS FOR ELECTROMAGNETIC TREATMENT OF LIVING SYSTEMS	19
21808026ET25N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET25N	Status: Pending Filed: 2/22/2016 Serial #: 15/549,748 Conf #: None Pub #: 20180043174 Pub Date: 2/15/2018		Title: METHOD AND APPARATUS FOR ELECTROMAGNETIC TREATMENT OF MULTIPLE SCLEROSIS	20
21808026ET26N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) No Client Case No.	Status: Pending Filed: 7/22/2016 Serial #: 15/217855 Conf #: None Pub #: 20170165496 Pub Date: 6/15/2017		Title: APPARATUS AND METHOD FOR ELECTROMAGNETIC TREATMENT OF NEUROLOGICAL INJURY OR CONDITION CAUSED BY A STROKE	21
21808026ET2N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) No Client Case No.	Status: Issued Filed: 1/28/2015 Serial #: 14608140 Conf #: 3871 Pub #: 20150196771 Pub Date: 7/16/2015	Issued: 3/12/2019 Pat. #: 10226640 Expires: 6/10/2036	Title: DEVICES AND METHOD FOR TREATMENT OF DEGENERATIVE JOINT DISEASES WITH ELECTROMAGNETIC FIELDS	22
21808026ET6N	US Patent	US	Endonovo Therapeutics, Inc.(ENDONOVO) 21808026ET6N	Status: Issued Filed: 12/3/2004 Serial #: 11/003,108 Conf #: None Pub #: 20050197522 Pub Date: 9/8/2005	Issued: 6/29/2010 Pat. #: 7,744,524 Expires: 7/1/2027	Title: APPARATUS AND METHOD FOR ELECTROMAGNETIC TREATMENT OF PLANT, ANIMAL AND HUMAN TISSUE, ORGANS, CELLS AND MOLECULES	23
			Endonovo Therapeutics, Inc.(ENDONOVO)	Status: Pending		Title: APPARATUS AND METHOD FOR ELECTROMAGNETIC

EXHIBIT B

DESCRIPTION OF ACQUIRED TECHNOLOGY

Shortwave diathermy medical devices which apply to the body electromagnetic energy at a radio frequency (RF) of 27.12 MHz for the treatment of human medical conditions. The human non-medical shall be retained by Seller at Closing through an exclusive non-royalty bearing license.

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